UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1 )

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EPLUS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPLUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Monday, September 14, 2009

To the Stockholders of ePlus inc.:

The Annual Meeting of Stockholders of ePlus inc., a Delaware corporation, will be held on September 14, 2009, at the Hyatt Regency, 1800 Presidents Street, Reston, Virginia, 20190 at 8:00 a.m. local time for the purposes stated below:

1.	To elect directors named in the attached proxy statement, each to serve a term as described in the proxy statement, and until their successors have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Under the provisions of our Bylaws, and in accordance with Delaware law, the Board of Directors has fixed the close of business on July 20, 2009 as the Record Date for stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you expect to be present at the Annual Meeting, please date and sign the enclosed Proxy Card and mail it promptly in the enclosed envelope to Proxy Tabulator, P.O. Box 535300, Pittsburgh, PA, 15253-9837. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors

/s/ Erica S. Stoecker Erica S. Stoecker

August 4, 2009
Corporate Secretary

ePlus inc.	www.eplus.com

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on September 14, 2009: The Proxy Statement and Annual Report are available at www.eplus.com/proxy09.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

➢	Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ePlus inc. (sometimes referred to as “we”, “us”, “our”, “the Company” and “ePlus”), a Delaware corporation, is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders and at any adjournment or postponement thereof.  The annual meeting will be held on September 14, 2009 at 8:00 a.m. at the Hyatt Regency, 1800 Presidents Street, Reston, Virginia, 20190.  You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement.  However, you do not need to attend the annual meeting to vote your shares.  Instead, you may complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about August 4, 2009 to all stockholders of record entitled to vote at the annual meeting.

➢	Who is entitled to vote?

Only stockholders of record at the close of business on July 20, 2009, or “record date,” will be entitled to vote at the annual meeting.  On this record date, there were 8,253,997 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

➢	What is the difference between holding shares as a registered stockholder and as a beneficial holder?

If on the record date your shares were registered directly in your name with our transfer agent, National City Bank, now a part of PNC, then you are a stockholder of record and the proxy materials were sent directly to you by the Company.  As a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the annual meeting, we urge you to complete, sign and return the proxy card to ensure your vote is counted.

If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials were forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner you have the right to direct your broker or other agent on how to vote the shares in your account by following the voting instructions included in their mailing.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

➢	On what am I voting?

There are two matters scheduled for a vote:

●	Election of eight directors named in this proxy statement to serve for an annual term.
●	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2010.

➢	Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy card with a later date.
●	You may send a written notice that you are revoking your proxy to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia, 20171.
●	You may attend the annual meeting and vote in person. Attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other agent.  You may also vote in person at the annual meeting if you obtain a legally valid proxy from your broker or other agent as described above.

➢	How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.  Discretionary authority is allowed for both Proposal 1 and Proposal 2.   Broker non-votes will have no effect and will not be counted towards the vote for either Proposal 1 or 2.  For Proposal 1, abstentions will have no effect.  For Proposal 2, abstentions will be counted toward the vote total and will have the same effect as “Against” votes.

If you give us a proxy without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors by the persons named as proxies. We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

➢	What are the voting requirements for each proposal?

●	For Proposal 1, election of directors, nominees who receive a plurality of the votes cast will be elected director. Abstentions and broker non-votes will have no effect.

●
To be approved, Proposal 2, ratification of appointment of independent auditors, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢	What is a quorum?

A quorum of stockholders is necessary to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote at the annual meeting are represented by proxy or by stockholders present in person at the annual meeting.  On the record date, there were 8,253,997 shares outstanding and entitled to vote.  Thus, at least 4,126,999 shares must be represented by proxy or by stockholders present and entitled to vote at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the annual meeting.  We will count abstentions and broker non-votes for purposes of determining a quorum.  If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

➢	Who pays for the cost of this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.   We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

➢	How do I submit a proposal for the Annual Meeting of Stockholders in 2010?

To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s annual meeting, your stockholder proposal must be submitted in writing by April 6, 2010 to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  Proposals must be received by that date and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2010 Annual Meeting.

In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting that is not to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board of Directors at next year’s annual meeting, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not less than 60 days before the date of the first anniversary of this 2009 annual meeting if the 2010 annual meeting is held within 30 days of the anniversary of this 2009 annual meeting, otherwise, within seven days after the first public announcement of the date of the 2010 annual meeting.

A submission by an ePlus stockholder must contain the specific information required in ePlus’ Bylaws.  If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  ePlus’ current Bylaws may also be found on the Company’s website at www.eplus.com/bylaws.htm.

➢	Can I find additional information on the Company’s website?

Yes.  Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at www.eplus.com/about_us.htm.  Our website contains information about our Board, Board Committees and their charters, a copy of our Bylaws, and Standard of Conduct and Ethics.  Stockholders may obtain, without charge, hard copies of the above documents by writing to:  Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.

➢	Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20171. The Company’s main telephone number is (703) 984-8400.

CORPORATE GOVERNANCE
Role of the Board of Directors

Our Board plays an active role in overseeing management and representing the interests of stockholders. Directors are expected to attend Board meetings and the meetings of committees on which they serve. Directors are also frequently in communication with management between formal meetings. During the fiscal year ended March 31, 2009, the Board met a total of six times. All directors attended at least 75% of the total Board and committee meetings to which they were assigned in the fiscal year ended March 31, 2009. Six members of the Board attended the last meeting of our stockholders.

Standard of Conduct and Ethics

We are committed to ethical behavior in all that we do. Our Standard of Conduct and Ethics applies to all of our directors, officers and employees. It sets forth our policies and expectations on a number of topics, including our commitment to promoting a fair workplace, avoiding conflicts of interest, compliance with laws (including insider trading laws), appropriate relations with government officials and employees, and compliance with accounting principles.

We also maintain a toll-free hotline through which employees may raise concerns regarding accounting or financial reporting matters. The hotline is available to all employees, 7 days a week, 24 hours a day, in English and in Spanish. Employees using the hotline may choose to remain anonymous. All hotline inquiries are forwarded to a member of our Audit Committee.

Our Standard of Conduct and Ethics is posted on our website at www.eplus.com/ethics.htm. Printed copies of the Standard of Conduct and Ethics may be obtained by stockholders, without charge, by contacting Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171. We intend to make any required disclosures regarding any amendments of our Standard of Conduct and Ethics or waivers granted to any of our directors or executive officers on our website at www.eplus.com.

Identifying and Evaluating Nominees for Directors

Each year, the Nominating and Corporate Governance Committee recommends to the Board the slate of directors to serve as management’s nominees for election by the stockholders at the annual meeting. The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Committee, followed by the Committee in its entirety. Director candidates may also be identified by stockholders. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board of Directors. Furthermore, any member of the Board of Directors shall have unquestioned personal ethics and integrity; shall possess specific skills and experience aligned with ePlus’ strategic direction and operating challenges and that complement the overall composition of the Board; core business competencies of high achievement and a record of success, financial literacy and history of making good business decisions and exposure to best practices; interpersonal skills that maximize group dynamics; should be enthusiastic about ePlus and have sufficient time to become fully engaged.

Stockholder Nominees

Stockholder proposals for nominations to the Board should be submitted to the Secretary of the Company as specified in the Company’s Bylaws.  The information requirements for any stockholder proposal or nomination can be found in Section 2.8 of our Bylaws, available at www.eplus.com/bylaws.htm.  Proposed stockholder nominees are communicated to the Nominating and Corporate Governance Committee and are considered in the selection process for nominees to be included among the director candidates to be recommended to the Board.

Communications with the Board of Directors

Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, to the Board or to the independent directors generally, in care of ePlus inc. at 13595 Dulles Technology Drive, Herndon, Virginia 20171.  If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, by the General Counsel to the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee.  The General Counsel reviews such communications for spam (such as junk mail or solicitations) or misdirected communications.

Director Independence

Our Board has reviewed the relationships concerning independence of each director on the basis of the definition of “independent” contained in the Nasdaq Marketplace Rules and our Corporate Governance Guidelines and Policies, a copy of which is available on our website at www.eplus.com/corporate-governance-guidelines.htm.  Guideline No. 11 of our Corporate Governance Guidelines and Policies provides that the Board of Directors has determined that the following relationships will not be considered material relationships that would impair a director's independence:

Business Relationships

●
The Company does business with a director’s business affiliate or the business affiliate of an immediate family member of a director for goods or services, or other contractual arrangements, in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons and the annual revenues or purchases from such business affiliate are less than the greater of $500,000 and 1% of such person’s consolidated gross revenues;

●
A company (of which a director or an immediate family member is an officer) does business with the Company and the annual sales to, or purchases from, the Company during such other company’s preceding fiscal year are less than the greater of $500,000 and 1% of the gross annual revenues of such other company;

●
A law firm of which a director or an immediate family member is a partner or of counsel performs legal services for the Company, the director or the immediate family member does not personally perform any legal services for the Company, and the annual payments to such law firm are less than the greater of $500,000 and 1% of such law firm’s consolidated gross revenues;

●
An investment bank or consulting firm of which a director or an immediate family member is a partner or of counsel performs investment banking or consulting services for the Company, the director or the immediate family member does not personally perform any investment banking or consulting services for the Company and the annual payments to such investment bank or consulting firm are less than the greater of $500,000 and 1% of such investment bank’s or consulting firm’s consolidated gross revenues; and

●	The director serves on a regularly constituted advisory board of the Company, for which such director receives standard fees of no more than $50,000 per annum.

Relationships with Not-for-Profit Entities

●
A foundation, university or other not-for-profit organization of which a director or immediate family member is an officer, director or trustee receives from the Company contributions in an amount which does not exceed the greater of $100,000 and 1% of the not-for-profit organization’s aggregate annual charitable receipts during the entity’s preceding fiscal year. (The Company’s automatic matching of employee charitable contributions, if any, are not included in the Company’s contributions for this purpose.)

In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board’s opinion, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by management with regard to each director’s business and personal activities as they may relate to our business and our management.

The Board has determined that Messrs. O’Donnell, Cooper, Beimler, Herman, Faulders and Hovde are independent under the Nasdaq Marketplace Rules and in accordance with the Corporate Governance Guidelines and Policies. The Board has also determined that the members of each committee of the Board are independent under the listing standards of the Nasdaq Marketplace Rules.  In determining the independence of the directors, the Board considered the relationships described under “Related Party Transactions,” which it determined were immaterial to the individual’s independence.

In accordance with our Corporate Governance Guidelines and Policies, the independent directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present.  Mr. Irving R. Beimler currently serves as lead director.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees

In accordance with our bylaws, the Board of Directors has three standing committees: Audit, Compensation, and Nominating and Corporate Governance.  On June 17, 2009, the Board of Directors approved and adopted amended charters for each of our three committees. The charter for each of our committees can be found at www.eplus.com/committeecharters.htm.

The following table provides a summary of the membership of each of the committees of the Board of Directors as of March 31, 2009.

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Beimler	Member		Member
Mr. Cooper		Chair	Member
Mr. Faulders	Member	Member
Mr. Herman	Member	Member	Chair
Mr. Hovde		Member	Member
Mr. O’Donnell	Chair		Member

The Audit Committee

The Audit Committee of the Board of Directors assists the Board in its oversight of the Company’s corporate accounting and financial reporting process; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and independent auditor. The Audit Committee is governed by a Board-approved charter stating its responsibilities. The Committee’s responsibilities include:

●
appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report and performing other audit, review or attest services for the Company.

●
to discuss the annual audited financial statements with management and the registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

●
to discuss the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter with management and the registered public accounting firm, as appropriate.

●	to provide oversight of the Company’s internal audit function.

●
to discuss the earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies with management and the registered public accounting firm, as appropriate.

For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee’s charter, which is available on the Company’s web site.

Each of the members of the Audit Committee is independent within the meaning of the listing standards of Nasdaq Marketplace Rules and applicable SEC regulations. The Board has determined that Mr. Faulders is an audit committee financial expert within the meaning of SEC regulations. The Audit Committee met five times during the fiscal year ended March 31, 2009.

As required under the Sarbanes-Oxley Act of 2002, the Audit Committee has in place procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Compensation Committee

The Compensation Committee of the Board of Directors oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. Each of the members of the Compensation Committee is an independent director within the meaning of the Nasdaq Marketplace Rules, a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. During the fiscal year ended March 31, 2009, the Compensation Committee met eight times.

The Compensation Committee reviews the effectiveness of the Company’s executive compensation programs, including reviewing and approving goals and objectives for the Company’s executives. The Compensation Committee is responsible for evaluating and setting the compensation for our Chief Executive Officer, Phillip G. Norton. Mr. Norton is responsible for evaluating and recommending to the Compensation Committee the amount of compensation of our other executive officers. The Compensation Committee reviews such recommendations from Mr. Norton and has the authority to approve or revise such recommendations. The functions of the Committee are further described in its charter, which can be found on our website.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Nominating and Corporate Governance Committee is governed by a Board-approved charter stating its responsibilities, as well as Corporate Governance Guidelines and Policies that were adopted by the Board of Directors. The Committee assists the Board by selecting and recommending Board nominees and making recommendations concerning the composition of Board committees. The Committee also reviews and recommends to the Board the compensation of non-employee directors. The Nominating and Corporate Governance Committee met five times during the fiscal year ended March 31, 2009. Each of the members of the Committee is an independent director within the meaning of the Nasdaq Marketplace Rules. The functions of the Committee are further described in its charter, which can be found on our website.

DIRECTORS’ COMPENSATION

The following table sets forth the compensation for the members of the Board of Directors of ePlus for the fiscal year ended March 31, 2009. Mr. Norton, the Company’s Chairman of the Board, President and Chief Executive Officer, and Mr. Bowen, the Company’s Executive Vice President, do not receive any additional compensation for their service as a director. Mr. Norton’s and Mr. Bowen’s compensation is reported in “Executive Compensation” and accordingly is not included in the following table.

The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. Each non-employee director receives an annual cash retainer of $35,000, which is paid in quarterly installments.  Alternatively, directors may elect to receive their cash compensation in restricted stock. In addition, each non-employee director will receive on September 25th of each year an annual grant of restricted stock having a fair market value on the date of grant (determined without regard to the restrictions applicable thereto) equal to the aggregate dollar amount of cash compensation earned by a non-employee director during the Company’s fiscal year ended immediately prior to the annual grant date.  In accordance with the 2008 Non-Employee Director Long-Term Incentive Plan, on September 25, 2008, each director received an additional one-time grant of 3,211 shares of restricted stock.  All awards of restricted stock will vest ratably over two years.  Upon joining the Board, a new non-employee director will receive a pro-rata share of restricted stock awarded to the other non-employee directors, based on the number of days the new non-employee director will serve before the next regularly scheduled annual grant date (i.e., September 25th). These awards will also vest ratably over two years.

All directors are also reimbursed for their out-of-pocket expenses incurred to attend Board or Committee meetings.

	Fees Earned or Paid in	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation
Name	Cash ($)(1)	($)(2)(3)	($)(3)	($)	Earnings	($)	Total ($)
C. Thomas Faulders, III	35,000	18,083	-	-	-	-	53,083
Terrence O'Donnell	35,000	18,083	-	-	-	-	53,083
Milton E. Cooper, Jr.	35,000	18,083	-	-	-	-	53,083
Lawrence S. Herman	35,000	18,083	-	-	-	-	53,083
Eric D. Hovde	35,000	18,083	-	-	-	-	53,083
Irving R. Beimler	35,000	18,083	-	-	-	-	53,083

(1)
Three of our directors, Messrs. Cooper, Hovde and O’Donnell, made a stock fee election for calendar year 2009 to receive shares of restricted stock in lieu of cash pursuant to the 2008 Non-Employee Long-Term Incentive Plan.  Thus, for the first three quarters of fiscal year ended March 31, 2009, they each received cash compensation of $8,750 per quarter.  For the last quarter of the fiscal year ended March 31, 2009, they each received 748 shares of restricted stock in lieu of cash compensation of $8,750.

(2)
These amounts reflect the dollar amount recognized in accordance with SFAS No. 123R for financial statement reporting purposes for the year ended March 31, 2009. These amounts include awards pursuant to the 2008 Non-Employee Director Long-Term Incentive Plan. Assumptions used in the calculations of these amounts are included in the footnotes to the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2009, which are included in Item 8 of the Company’s annual report on Form 10-K filed with the SEC. An estimate of forfeitures is not included in these amounts nor were any actual forfeitures included in these amounts. On September 25, 2008, each non-employee director was granted 3,211 shares of restricted stock in connection with their annual award. The grant date fair value of each of these awards was $35,000 (calculated by multiplying the number of shares by $10.90 per share, the closing price reported by The Nasdaq Global Market).  In addition, on September 25, 2008, each non-employee director was granted 3,211 shares of restricted stock in connection with a one-time award. The grant date fair value of each of these awards was $35,000 (calculated by multiplying the number of shares by $10.90 per share, the closing price reported by The Nasdaq Global Market).

(3)	As of March 31, 2009, the aggregate number of restricted stock awards and option awards outstanding for each director was as follows:

Name	Restricted Stock	Options
C. Thomas Faulders, III	6,422	70,000
Terrence O’Donnell	6,422	70,000
Milton E. Cooper, Jr.	6,422	30,000
Lawrence S. Herman	6,422	47,500
Eric D. Hovde	6,422	-
Irving R. Beimler	6,422	-

SECURITY OWNERSHIP BY MANAGEMENT

The following table shows the shares of ePlus common stock beneficially owned by each named executive officer, director and nominee, and all directors and executive officers as a group as of June 30, 2009.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Outstanding
Phillip G. Norton (3)	2,216,000	26.33%
Bruce M. Bowen (4)	581,400	7.05
Steven J. Mencarini (5)	15,000	*
C. Thomas Faulders (6)	76,422	*
Terrence O’Donnell (7)	77,170	*
Milton E. Cooper (8)	37,170	*
Lawrence S. Herman (9)	53,922	*
Eric D. Hovde (10)	1,283,071	15.57
Irving R. Beimler (11)	6,422	*
All directors and executive officers as a group (11 persons)	4,397,269	50.62

*	Less than 1%

(1)	The business address of Messrs. Norton, Bowen, Mencarini, Faulders, O’Donnell, Cooper, Herman, Hovde and Beimler is 13595 Dulles Technology Drive, Herndon, Virginia, 20171-3413.

(2)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 30, 2009 upon exercise of options or warrants.  Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not by any other person) and that are exercisable within 60 days of June 30, 2009 have been exercised.

(3)
Includes 2,040,000 shares held by J.A.P. Investment Group, L.P., a Virginia limited partnership, of which J.A.P., Inc., a Virginia corporation, is the sole general partner.  The limited partners are: Patricia A. Norton, the spouse of Mr. Norton, trustee for the benefit of Phillip G. Norton, Jr. u/a dated as of July 20, 1983; Patricia A. Norton, trustee for the benefit of Jeremiah O. Norton, u/a dated as of July 20, 1983; and Patricia A. Norton.  Patricia A. Norton is the sole stockholder of J.A.P., Inc.  Also includes 175,000 shares of common stock that Mr. Norton has the right to acquire by exercise of stock options.   Mr. Norton holds 1,000 shares of ePlus individually.

(4)
Includes 421,400 shares held by Mr. Bowen and his spouse, as tenants by the entirety, and 160,000 shares held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three children, for which shares Mr. Bowen serves as manager.

(5)	Includes 15,000 shares of common stock that Mr. Mencarini has the right to acquire by exercise of stock options.

(6)
Includes 70,000 shares of common stock that Mr. Faulders has the right to acquire by exercise of stock options.  Also includes 6,422 shares of restricted stock that have not vested as of June 30, 2009, however, Mr. Faulders has the right to vote such shares of restricted stock prior to vesting.

(7)
Includes 70,000 shares of common stock that Mr. O’Donnell has the right to acquire by exercise of stock options.  Also includes 7,170 shares of restricted stock that have not vested as of June 30, 2009, however, Mr. O’Donnell has the right to vote such shares of restricted stock prior to vesting.

(8)
Includes 30,000 shares of common stock that Mr. Cooper has the right to acquire by exercise of stock options.  Also includes 7,170 shares of restricted stock that have not vested as of June 30, 2009, however, Mr. Cooper has the right to vote such shares of restricted stock prior to vesting.

(9)
Includes 47,500 shares of common stock that Mr. Herman has the right to acquire by exercise of stock options.  Also includes 6,422 shares of restricted stock that have not vested as of June 30, 2009, however, Mr. Herman has the right to vote such shares of restricted stock prior to vesting.

(10)
Of the 1,283,071 shares beneficially owned by Eric D. Hovde, 35,729 shares are owned directly, which includes 7,170 shares of restricted stock that have not vested as of June 30, 2009, however, Mr. Hovde has the right to vote such shares of restricted stock prior to vesting.  Eric D. Hovde is the managing member (“MM”) of Hovde Capital, L.L.C., the general partner to Financial Institution Partners II, L.P., which owns 328,719 shares; Eric D. Hovde is the MM of Hovde Capital Limited IV LLC, the general partner to Financial Institution Partners IV, L.P., which owns 27,231 shares; Eric D. Hovde is the MM of Hovde Capital, Ltd., the general partner to Financial Institution Partners III, L.P., which owns 126,811 shares; Eric D. Hovde is the MM of Hovde Capital I, LLC, the general partner to Financial Institution Partners, L.P., which owns 293,991 shares; Eric D. Hovde is the MM to Hovde Capital Offshore LLC, the management company to Financial Institution Partners, Ltd., which owns 374,395 shares; Eric D. Hovde is the MM of Hovde Capital Advisors LLC, the investment manager to certain discretionary or non-discretionary managed accounts which own 25,930 shares; Eric D. Hovde is the MM of Hovde Acquisition II, L.L.C, which owns 30,000 shares; Eric D. Hovde is the trustee to The Eric D. and Steven D. Hovde Foundation, which owns 21,265 shares; and Eric D. Hovde is the trustee to The Hovde Financial, Inc. Profit Sharing Plan and Trust, which owns 19,000 shares.

(11)	Includes 6,422 shares of restricted stock that have not vested as of June 30, 2009, however, Mr. Beimler has the right to vote such shares of restricted stock prior to vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its’ executive officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended March 31, 2009.

Related Party Transactions

During the fiscal year ended March 31, 2009, we leased approximately 55,880 square feet for use as our principal headquarters from Norton Building 1, LLC for an average monthly payment of approximately $88,000 which includes rent and operating expenses.  Norton Building 1, LLC is a limited liability company owned in part by Mr. Norton’s spouse and in part in trust for his children.  As of May 31, 2007, Mr. Norton, our President and CEO, has no managerial or executive role in Norton Building 1, LLC.  On June 18, 2009, we entered into Amendment No. 2 to the office lease agreement with Norton Building 1, LLC pursuant to which we will continue to lease 55,880 square feet for use as our principal headquarters. The term of the amended lease will begin January 1, 2010, and will continue for five years from such date.  In addition, we have the right to terminate the lease on December 31, 2012 in the event that the facility no longer meets our needs, by giving six months’ prior written notice, with no penalty fee.  The annual base rent, which includes an expenses factor, is $21.50 per square foot for the first year, with an annual rent escalation for operating cost increases plus 2.75% of the annual base rent, net of the expenses factor, for each year thereafter.  The amended lease was approved by the Nominating and Corporate Governance Committee in accordance with our Related Person Transaction Policy, and was subsequently approved by a majority of the Board of Directors, with Mr. Norton abstaining.  During the years ended March 31, 2009 and 2008, we paid rent, which includes operating expenses, in the amount of $1,126,000 and $1,052,000, respectively.

Two of Mr. Norton’s sons are employed at subsidiaries of the Company. The first, a Director of Finance at ePlus Government, inc., earned $200,000 in each of the fiscal years ended March 31, 2008 and 2009. His compensation is comprised of a base salary and a bonus. The second, a Senior Account Executive at ePlus Government, inc., earned $331,000 and $281,000 in the fiscal years ended March 31, 2008 and 2009, respectively, in base salary and commissions. Mr. Norton’s two brothers are Senior Account Executives at ePlus Group, inc.  The first earned less than $120,000 for the fiscal year ended March 31, 2008 and his compensation in the fiscal year ended March 31, 2009 was $139,000.  The second earned $193,000 in the fiscal year ended March 31, 2008 in base salary and commissions, and $281,000 in the fiscal year ended March 31, 2009, primarily in commissions.  The Senior Account Executives’ compensation, like that of their peers’, is based primarily on the calculation of commissions for sales completed, in accordance with our commission plan.

Mr. Terrence O’Donnell, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee, has a son-in-law serving as Senior Account Executive at ePlus Group, inc. who earned $845,000 and $819,000 in base salary and commissions in the fiscal years ended March 31, 2008 and 2009, respectively.  His compensation, like that of his peers’, is based primarily on the calculation of commissions for sales completed, in accordance with our commission plan.

The Company has a written Related Party Transaction Policy, which establishes processes, procedures and standards regarding the review, approval and ratification of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.  All related person transactions are prohibited unless approved or ratified by the Nominating and Corporate Governance Committee, or, in certain circumstances, the Chair of the Nominating and Corporate Governance Committee.

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers, and we expect to enter into similar indemnification agreements with persons who become directors or executive officers in the future. The indemnification agreements provide that ePlus will indemnify the director or officer against any expenses or liabilities incurred in connection with any proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that the director or officer is or was a director or officer of ePlus or by any reason of any action taken by or omitted to be taken by the director or officer while acting as an officer or director of ePlus.

However, ePlus is only obligated to provide indemnification under the indemnification agreements if:

●
the director or officer was acting in good faith in a manner the director or officer reasonably believed to be in the best interests of ePlus, and, with respect to any criminal action, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful;

●	the claim was not made to recover profits by the director or officer in violation of Section 16(b) of the Exchange Act or any successor statute;

●	the claim was not initiated by the director or officer;

●	the claim was not covered by applicable insurance; or

●
the claim was not for an act or omission of a director of ePlus from which a director may not be relieved of liability under Section 102(b)(7) of the Delaware General Corporation Law.  Each director and officer has undertaken to repay ePlus for any costs or expenses paid by ePlus if it is ultimately determined that the director or officer is not entitled to indemnification under the indemnification agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our outstanding shares of common stock as of June 30, 2009.  For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities.  All information shown is based on information reported on Schedule 13G/A filed with the SEC on the dates indicated in the footnotes to this table.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Patrick J. Retzer (1) 1140 Auburn Drive Brookfield, WI 53045	597,817	7.3%

Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	547,596	6.7

(1)	The information regarding Patrick J. Retzer is derived from a Schedule 13G/A filed with the SEC on February 12, 2009.

(2)
The information as to Dimensional Fund Advisors LP (“Dimensional”) is derived from a Schedule 13G/A filed with the SEC on February 9, 2009.  Dimensional, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts, and accounts are referred to as the “Funds.” In its role as investment adviser or manager, Dimensional possesses investment and/or voting power over our securities that are owned by the Funds, and may be deemed to be the beneficial owner of our securities held by the Funds.  However, Dimensional disclaims beneficial ownership of all securities reported in its Schedule 13G/A.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position, as of June 30, 2009, of each person who was an executive officer of ePlus on June 30, 2009.  There are no family relationships between any director or executive officer and any other director or executive officer of ePlus.  Information pertaining to Messrs. Norton and Bowen, who are both directors and executive officers of the Company, may be found in the section entitled “Proposal 1 – Election of Directors.”

Name	Age	Position

Elaine D. Marion	41	Chief Financial Officer

Steven J. Mencarini	53	Senior Vice President of Business Operations

Kleyton L. Parkhurst	46	Senior Vice President and Assistant Secretary

The business experience during the past five years of each executive officer of ePlus is described below.

Elaine D. Marion joined us in 1998.  Ms. Marion became our Chief Financial Officer on September 1, 2008.  Since 2004, Ms. Marion served as our Vice President of Accounting. Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004. Ms. Marion is a 1995 graduate of George Mason University, where she earned a Bachelor’s of Science degree with a concentration in Accounting.

Steven J. Mencarini joined us in June 1997.  On September 1, 2008 he became our Senior Vice President of Business Operations.  Prior to that, he served as our Chief Financial Officer.  Prior to joining us, Mr. Mencarini was Controller of the Technology Management Group of Computer Sciences Corporation (“CSC”).  Mr. Mencarini joined CSC in 1991 as Director of Finance and was promoted to Controller in 1996. Mr. Mencarini is a 1976 graduate of the University of Maryland and received a Masters of Taxation from American University in 1985.

Kleyton L. Parkhurst joined us in May 1991 as Director of Finance. Mr. Parkhurst has also served as Secretary or Assistant Secretary and Treasurer. Mr. Parkhurst is currently also a Senior Vice President, and is responsible for all of our mergers and acquisitions, investor relations, and marketing. Mr. Parkhurst is a 1985 graduate of Middlebury College.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or be removed as provided by the Bylaws.

EXECUTIVE COMPENSATION

The following table includes compensation information concerning compensation paid to or earned by the Chief Executive Officer and the two other most highly compensated executive officers of our Company as of March 31, 2009 (the "named executive officers").

2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Phillip G. Norton –	2009	400,000	-	-	-	168,660	-	1,500(2)	570,160
Chairman of the Board, President, and Chief Executive Officer	2008	395,561	-	-	999,941	200,000	-	1,500	1,597,002

Bruce M. Bowen –	2009	310,692	-	-	-	150,000	-	203,126(3)	663,818
Executive Vice President	2008	300,000	-	-	164,370	150,000	-	190,952	805,322

Steven J. Mencarini –	2009	286,458	-	-	-	131,082	-	79,160(4)	496,700
Senior Vice President of Business Operations	2008	286,827	-	-	164,370	150,000	-	74,292	675,489

(1)
The amounts in this column reflect the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes for the years ended March 31, 2008 and 2009 (we estimated the forfeitures to be zero). There were no stock awards made to the named executive officers in fiscal year 2008 or 2009.  The amounts shown in this column for fiscal year 2008 relate to options which were canceled on May 11, 2007.  The assumptions used to calculate the accounting expense recognized in fiscal 2008 for these stock option awards are:

Expected life of option	5 years
Expected stock price volatility	71.77%
Expected dividend yield	0%
Risk-free interest rate	3.46%

(2)	Includes $1,500 of our employer 401(k) matching contributions.

(3)
Includes $5,600 of country club dues, $1,500 of our employer 401(k) matching contributions, and $196,026, which represents for fiscal year 2009 the increase of the cash benefit under the Supplemental Benefit Plan.

(4)	Includes $1,500 of our employer 401(k) matching contributions, and $77,660 which represents for fiscal year 2009 the increase in the cash benefit under the Supplemental Benefit Plan.

Description of Executive Compensation

Supplemental Benefit Plans

On February 28, 2005, our Board approved the adoption of separate ePlus inc. Supplemental Benefit Plans for each of Messrs. Bowen and Mencarini. The plans were developed and designed to provide each of the participating named executive officers with a long-term incentive plan outside of the Company’s normal incentive plans.

The plans are unfunded and nonqualified and are designed to provide the participants with a cash benefit that is payable only upon the earlier to occur of:

●	death
●	termination of employment; or
●	the expiration of the plans.

Each plan terminates on August 11, 2014. Under the terms of the plans, the participants or their beneficiaries have only the right to receive a single lump-sum cash distribution upon the occurrence of one of the triggering events described above. Under the terms of the plans, the participants do not have a right to accelerate payments of the benefits payable under the plans. If a participant is terminated for cause (as defined in each plan) prior to the expiration of the respective plan, we will have no further obligation under the respective plan and the affected participant will not be entitled to any payments under such plan. In connection with the adoption of the plans, we have established a grantor trust to which we have transferred assets intended to be used for the benefit of the participants. Through the date of distribution of plan benefits, the assets of such trusts will remain subject to the claims of our creditors and the beneficiaries of the trusts shall have standing with respect to the trusts’ assets not greater than that of our general unsecured creditors. For the year ended March 31, 2009, there were no payments to the participants under the plan. The Compensation Committee takes the amounts accruing under these plans into consideration when setting other long-term compensation awards.

Incentive Plan Awards Paid to Named Executive Officers

On July 31, 2008, the Board of Directors of the Company adopted the ePlus inc. Fiscal Year 2009 Executive Incentive Plan ("the Cash Incentive Plan"), effective August 6, 2008.  Certain performance-based cash incentive compensation was earned by eligible executive employees under the Cash Incentive Plan.

The Cash Incentive Plan is administered by the Compensation Committee of the Board, which has full authority to determine the participants in the Cash Incentive Plan, the terms and amounts of each participant’s minimum, target and maximum awards, and the period during which the performance is to be measured.

At the conclusion of the fiscal year ended March 31, 2009, the Compensation Committee determined the various corporate, unit and individual performance objectives described under the Cash Incentive Plan which were achieved.  A cash payment to each respective executive was based on the level of attainment of the applicable performance objectives.

The award amount paid is a percentage of base salary based on the level of attainment of the applicable performance goals as set forth in each participant’s award agreement.  The 2009 performance criteria and their relative weights for each participant were as follows: Company financial performance, 66.6%; and individual performance, 33.3%. The Company’s financial performance was based on the Company’s net earnings before taxes for the 2009 fiscal year as stated in the Company’s Form 10-K for such year. Such earnings were adjusted to exclude the incentive compensation accrued by the Company under the Cash Incentive Plan.  The Cash Incentive Plan also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, and any income, gain or loss attributable to the business operations of any entity acquired by the Company during the 2009 fiscal year.  For the 2009 fiscal year, the Compensation Committee excluded the goodwill impairment charge in its determination of the Company’s financial performance.  After taking into account this adjustment, the Company’s financial performance set forth in each executive’s plan was exceeded.  The cash incentive compensation was capped at 50% of each executive’s salary, therefore, although the Company’s financial performance was exceeded, no executive received more than the maximum cash incentive payment of 50% of his salary.  There were no waivers or modifications to any specified performance targets, goals or conditions with respect to the Cash Incentive Plan.

Employment Agreements

Phillip G. Norton’s employment agreement was not renewed at the end of the most recent renewal period, November 20, 2008, as a result of the board of directors’ notice of non-renewal.  The notice of non-renewal did not otherwise modify the terms of Mr. Norton’s employment. Currently, Mr. Norton receives an annual salary in the amount of $400,000, and is a participant in our Cash Incentive Plan for the fiscal years ending March 31, 2009 and March 31, 2010.  Mr. Norton is also entitled to certain other benefits on the same terms as our employees, including medical insurance, death and long-term disability benefits, the reimbursement of employment-related expenses and our 401(k) program.  He may also be entitled to additional benefits upon the termination of his employment.

We entered into employment agreements with Bruce M. Bowen, effective December 10, 2008 and Steven Mencarini, effective September 1, 2008.  Each provide for an initial term of one year.  At the end of the year, if the parties have not extended the agreement or entered into a new agreement, then the executive shall continue as an at-will employee.  Under the agreement, Mr. Bowen and Mr. Mencarini are each eligible for an annual bonus of up to 50% of his base salary then in effect under the terms and conditions of the Cash Incentive Plan and certain other benefits such as reimbursement of business expenses.

If Mr. Bowen or Mr. Mencarini’s employment is terminated due to death or Incapacity (as defined in the Employment Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with the Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to the greater of (a) an amount equal to one year of his base salary or (b) the balance of his salary through the end of the Employment Term.

Under the terms of the Employment Agreements, the Company may terminate Mr. Bowen or Mr. Mencarini’s employment at any time with or without Good Cause (as defined in the Employment Agreement). If the Company terminates the executive’s employment without Good Cause or the executive terminates his employment for Good Reason (as defined in the Employment Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination. If the Company and the executive have not entered into a new employment agreement or extended the Employment Term, and within ten (10) days following the end of the Employment Term, either the Company or the executive gives notice of an at-will termination, then he shall be entitled to (a) an amount equal to one year of his base salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination.

Mr. Bowen and Mr. Mencarini have each agreed to non-solicitation, non-compete and confidentiality provisions in their respective employment agreements.

Outstanding Equity Awards At Fiscal Year-End 2009

The following table sets forth outstanding option awards held by our named executive officers as of March 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Phillip G. Norton	175,000	-	-	7.75	8/11/2009
Bruce M. Bowen	29,641	-	-	7.75	8/11/2009
Steven J. Mencarini	5,000	-	-	7.75	12/27/2010
	10,000	-	-	17.38	9/13/2010

Equity Compensation Plan Information

The following table provides information as of March 31, 2009 about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans. It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants or rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	908,290	$10.29	1,211,468(1)
Equity compensation plans not approved by security holders	-	-	-
Total	908,290	$10.29	1,211,468

(1)	This number includes 211,468 shares reserved for issuance under the 2008 Non-Employee Director Long-Term Incentive Plan and available for future restricted stock awards.

PROPOSALS

Proposal 1 - Election of Directors

(Proposal # 1 on Proxy Card)

The Board of Directors presently has eight members.  The Board of Directors has nominated directors Norton, Bowen, O’Donnell, Cooper, Faulders, Herman, Hovde and Beimler to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for election is currently a director of the company and was selected by the Board of Directors as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee. Biographical information as of June 30, 2009 for each nominee is provided below.

Unless otherwise instructed or unless authority to vote is withheld, all signed proxies will be voted for the election of the Board’s nominees. Each of the nominees has agreed to be named in this proxy statement and to serve if elected, and we know of no reason why any of the nominees would not be able to serve. However, if any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (which events are not anticipated), the proxy holders will vote for the election of such other person or persons as are nominated by the Board.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the meeting, will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote in favor of the election of Messrs. Norton, Bowen, O’Donnell, Cooper, Faulders, Herman, Hovde and Beimler.

Phillip G. Norton, age 65, joined us in March 1993 and has served since then as our Chairman of the Board and CEO. Since September 1996, Mr. Norton has also served as our President. Mr. Norton is a 1966 graduate of the U.S. Naval Academy.

Bruce M. Bowen, age 57, founded our company in 1990 and served as our President until September 1996. Since September 1996, Mr. Bowen has served as our Executive Vice President, and from September 1996 to June 1997 also served as our CFO. Mr. Bowen has served on our Board since our founding. He is a 1973 graduate of the University of Maryland and in 1978 received a Masters of Business Administration from the University of Maryland.

Terrence O’Donnell, age 65, joined our Board in November 1996 upon the completion of our IPO. For the past nine years, Mr. O’Donnell has been the Executive Vice President and General Counsel of Textron, Inc. and a partner with the law firm of Williams & Connolly LLP in Washington, D.C. Mr. O’Donnell has practiced law since 1977, and from 1989 to 1992 served as General Counsel to the U.S. Department of Defense. Mr. O’Donnell presently also serves on the Board of Directors and the Compensation, Nominating and Audit Committees of IGI Laboratories, Inc., an NYSE-Amex Equities company. Mr. O’Donnell is a 1966 graduate of the U.S. Air Force Academy and received a Juris Doctor from Georgetown University Law Center in 1971.

Milton E. Cooper, Jr., age 70, joined our Board in November 2003. Mr. Cooper served with Computer Sciences Corporation (“CSC”) from September 1984 until his retirement in May 2001, first as Vice President, Business Development and then (from January 1992) as President, Federal Sector. Before joining CSC, Mr. Cooper served in marketing and general management positions with IBM Corporation, Telex Corporation, and Raytheon Company. He also serves on the Board of Directors and on the Compensation Committee of both L-1 Identity Solutions, Inc. and Applied Signal Technology, Inc. Mr. Cooper is a 1960 graduate of the United States Military Academy. He served as an artillery officer with the 82nd Airborne Division before leaving active duty in 1963.

C. Thomas Faulders, III, age 59, joined our Board in July 1998. Mr. Faulders has been the President and Chief Executive Officer of the University of Virginia Alumni Association since 2006. Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005 and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999. From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company. Mr. Faulders is a member of the Board of Trustees of Randolph College. He is a 1971 graduate of the University of Virginia and in 1981 received a Masters of Business Administration from the Wharton School of the University of Pennsylvania.

Lawrence S. Herman, age 65, joined our Board of Directors in March 2001. Until his retirement in July 2007, Mr. Herman was one of BearingPoint’s most senior Managing Directors with senior responsibility for managing the strategy and emerging markets in the company’s state and local government practice. During his 40 year career with BearingPoint and KPMG, Mr. Herman specialized in developing, evaluating, and implementing financial and management systems and strategies for state and local governments around the nation. He has directed systems integration projects for state and local governments, and several statewide performance and budget reviews for California, North Carolina, South Carolina, Louisiana, Oklahoma, and others, resulting in strategic fiscal and technology plans. He is considered to be one of the nation’s foremost state budget and fiscal planning experts. Mr. Herman received his B.S. degree in Mathematics and Economics from Tufts University in 1965 and his Masters of Business Administration in 1967 from Harvard Business School.

Eric D. Hovde, age 45, joined our Board in November 2006. Mr. Hovde is a founder and the Chief Executive Officer, Managing Member and Chairman of Hovde Capital Advisors LLC and Hovde Private Equity Advisors LLC, which are asset management and private equity firms focused exclusively on the financial services industry. Mr. Hovde is also a founder and the former Chairman of Hovde Financial, Inc., an investment banking firm focused on financial advisory services. Mr. Hovde has also served as a director on numerous bank and thrift boards and currently serves on the Board of Directors and the Compensation Committee of Sunwest Bank in Orange County, California. Mr. Hovde is the co-founder and a trustee of the Eric D. and Steven D. Hovde Foundation, an organization that actively supports clinical research in search of a cure for Multiple Sclerosis and charitable relief in devastated areas around the world. Mr. Hovde received his degrees in Economics and International Relations from the University of Wisconsin. He is licensed with FINRA as a registered representative and general securities principal.

Irving R. Beimler, age 62, joined our Board in November 2006. Mr. Beimler has been with the Hovde Group since November 1997. Currently, he is serving as Portfolio Manager of Hovde Private Equity Advisors LLC. He has served as a senior officer, Interim President and Chief Executive Officer and a Board Member of numerous banks and thrifts during his career. He is a graduate of the State University of New York at Geneseo.

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2010

(Proposal # 2 on Proxy Card)

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor for the fiscal year ending March 31, 2010. Deloitte has served as the Company’s independent auditors since 1990, and is an independent registered public accounting firm.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte as the Company’s independent auditors. However, the Company is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Auditor’s Fees

With respect to the fiscal years ended March 31, 2008 and March 31, 2009, the aggregate fees billed by Deloitte were as follows:

	Fiscal 2009	Fiscal 2008
Audit Fees	$966,160	$2,229,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
TOTAL FEES	$966,160	$2,229,000

Audit-Related Fees. There were no audit-related fees billed by Deloitte for the fiscal years ended March 31, 2009 or 2008.

Tax Fees. There were no fees billed by Deloitte for tax-related services rendered for the fiscal years ended March 31, 2009 or 2008.

All  Other Fees. There were no other fees billed by Deloitte for professional services for the fiscal years ended March 31, 2009 or 2008.

There were no non-audit related services provided by Deloitte during the last two fiscal years. The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all non-audit services provided to us by Deloitte, subject to a de minimis exception as set forth by the SEC.

Vote Required

To be approved, Proposal 2, ratification of appointment of independent auditors, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
Your board unanimously recommends voting FOR ratification of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending March 31, 2010.

Report of the Audit Committee

The primary role of the Audit Committee, as more fully described in its charter, is to assist the Board of Directors in its oversight of our corporate accounting and financial reporting process and to interact directly with and evaluate the performance of our independent auditors.  Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB.

In the performance of its oversight function, the Audit Committee has reviewed the audited financial statements for the fiscal year ended March 31, 2009 and has met with both management and Deloitte & Touche LLP to discuss those financial statements. The Audit Committee has discussed with Deloitte & Touche LLP those matters related to the conduct of the audit that are required to be communicated by the independent auditors to the Audit Committee, including, as set forth in Statements of Auditing Standards No. 61, as amended (as adopted by the PCAOB in Rule 3200T), Deloitte & Touche LLP’s judgments as to the quality, not just the acceptability, of our accounting principles.

The Audit Committee met separately with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of ePlus for the fiscal year ended March 31, 2009 be included in the Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on June 16, 2009.

The Audit Committee

Terrence O’Donnell, Chairman
Irving R. Beimler
C. Thomas Faulders III
Lawrence S. Herman

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

[FORM OF PROXY CARD]
c/o National City Bank Shareholder Services Operations Locator 5352 P O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so that your shares may be represented at the Annual Meeting.

Proxy card must be signed and dated below. ò Please fold and detach card at perforation before mailing. ò

ePlus inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 14, 2009.

The undersigned hereby appoints Erica S. Stoecker and Kleyton L. Parkhurst, and each or either of them, proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of ePlus inc., a Delaware corporation, to be held on September 14, 2009 at 8:00 a.m. at the Hyatt Regency located at 1800 Presidents Street, Reston, Virginia 20190, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such Meeting, and in their discretion, upon such other business as may properly come before the Meeting.  Prior to voting, you should carefully read the accompanying proxy statement.

Dated:	, 2009.

Signature

Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The meeting will be held at 1800 Presidents Street, Reston, Virginia 20190 at 8:00 a.m. Eastern Time

Proxy card must be signed and dated below. ò Please fold and detach card at perforation before mailing. ò

ePlus inc.	PROXY
THE SHARES REPRESENTED BY ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES.  THE SHARES REPRESENTED BY A PROXY WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE.  ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE APPOINTED PROXIES WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

The Board of Directors recommends a vote “FOR” all nominees in proposal 1 and “FOR” proposal 2.

1.	To elect as Directors, each to serve a term of one year and until their successors have been duly elected and qualified.

	(1) Phillip G. Norton	(2) Bruce M. Bowen	(3) Terrence O’Donnell
	(4) Milton E. Cooper, Jr.	(5) C. Thomas Faulders, III	(6) Lawrence S. Herman
	(7) Eric D. Hovde	(8) Irving R. Beimler

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above

(Instructions:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	To ratify the appointment of Deloitte & Touche LLP as ePlus’ independent auditors for ePlus’ fiscal year ending March 31, 2010.

❑	FOR	❑	AGAINST	❑	ABSTAIN

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.